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                                  EXHIBIT 99.2

                           ABS Term Sheets provided by
                    First Tennessee Bank National Association


FIRST HORIZON HOME LOANS
FHAMS 2004-AA1
ALT A 5/6 ARM BID SHEET


                                              Combined Pool
                                              -------------
Pricing Date                                    4/27/2004
Closing Date                                    5/27/2004
Projected Pool Balance                         290,000,000
AAA Underwriter
AAA Rating Agencies                          S&P AND Moody's
Sub Rating Agency                            S&P OR Moody's




COLLATERAL PROJECTIONS

Loan Type                                   5yr 6mth Libor ARM's
Total loans                                    $ 290,000,000        +-5.0%
"AAA" Amount @                          6.75%  $ 270,425,000        +-5.0%
WAC Pass Through                                      4.875%         +-.10
Gross WAC                                             5.270%         +-.10
Wtd Avg Servicing Fee                                  0.395         +-.05
Wtd Avg Gross Margin                                    2.25
WAC Range                                              300.0           max
WAM                                                      358           +-2
Wtd Avg MTR                                               58           +-2
Arm Index                                        6 mth Libor
Cap Structure                                           6/2/6
WALTV                                                    75%          +-5.0

**All loans with LTV over 80% have PMI
Average Loan Balance                           $     275,000        +-$25,000
Max Loan Balance                               $   1,300,000           max
Full/Alt Doc                                           54.0%          +-5%
SF/PUD                                                 85.0%          +-5%
Owner Occupied                                         72.0%          +-5%
Investor Properties                                    22.0%          +-5%
Second Homes                                            5.0%          +-5%
Average FICO                                             705          +-20
Pct California                                         44.9%           max
Interest Only loans                                    75.0%         +-10%
Interest Only Period                                10 years
Expected Subordination                                 6.75%
Servicing Fee will change to 37.5 basis points after reset date